                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made and entered into as of July 1, 1996 between TCF FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and WILLIAM A. COOPER (the "Executive").

                                R E C I T A L S:

     WHEREAS, the Executive is now and has been Chairman of the Board and Chief Executive Officer of the Company;

     WHEREAS, the Executive, the Company and its subsidiary TCF Bank Minnesota fsb ("TCF Bank") are parties to the employment agreement dated as of July 1, 1993 (the "Prior Agreement");

     WHEREAS, the Executive and the Company wish to enter into this Agreement to provide for the continued employment of Executive in his current positions and to supersede and replace the Prior Agreement;

     WHEREAS, the Executive and the Company are willing to enter into this Agreement upon the terms and conditions set forth herein; and

     WHEREAS, the Executive and the Company are contemporaneous with the execution and delivery of this Agreement entering into the Change in Control Agreement (the "CIC Agreement") and the CIC Agreement is material consideration for the Executive to enter into this Agreement,

     NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the parties hereby agree as follows:

     1. EMPLOYMENT AND DUTIES. The parties hereby agree that, during the term of this Agreement as set forth in paragraph 2 below, the Executive shall be employed as Chairman of the Board and Chief Executive Officer of the Company with overall charge and responsibility for the business and affairs of the Company and the Executive's powers and authority shall be superior to those of any other officer or employee of the Company or its subsidiaries. In discharging such duties and responsibilities, the Executive may also serve as an executive officer and/or director of any direct or indirect subsidiary of the Company (collectively the "TCF Subsidiaries"). The salary, other compensation and benefits provided herein may be allocated among the Company and the TCF Subsidiaries based upon the portion of the Executive's services provided to the Company and each of the TCF Subsidiaries, respectively, and the Executive shall assist the Company in making such allocation as the Company may reasonably request. During the term of this Agreement, the Executive shall apply on a full-time basis (allowing for usual vacations and sick leave) all of his skill and experience to the performance of his duties in his positions with the Company and the TCF Subsidiaries. It is understood that the Executive may have other business investments and participate in other business ventures which may, from time to time, require minor portions of his time, but which shall not interfere or be inconsistent with his duties under this Agreement. The Executive shall perform his duties at the Company's principal executive offices in Minneapolis, Minnesota or at such other location as may be mutually agreed upon by the Executive and the Company; provided that the Executive shall travel to other locations at such times as may be necessary for the performance of his duties under this Agreement.

     2. TERM OF EMPLOYMENT. Unless sooner terminated as provided in paragraph 4 below, the term of this Agreement shall commence on the date hereof and shall continue through December 31, 1999; provided that the term shall be automatically extended for one year on each January 1st commencing January 1, 1998 unless either party gives written notice to the other prior to the date on which the automatic extension would be effective.

     3. COMPENSATION AND BENEFITS. During the term of this Agreement, the Executive shall be entitled to the following compensation and benefits:

     (a) BASE SALARY. As compensation for the Executive's services, the Executive shall be paid a base salary at a minimum annual rate of $600,000 payable in accordance with the Company's customary payroll policy, which salary shall be reviewed and may be increased from time to time at the discretion of the Board of Directors (the "Base Salary"); provided that the amount of the Base Salary shall not be reduced after it has been increased by the Board of Directors without the Executive's written consent.

     (b) BONUS. The Executive shall, in addition to the Base Salary, also be entitled to a cash or deferred annual bonus (the "Annual Bonus") based on the achievement by the Company of performance goals established by the Personnel Committee of the Company's Board of Directors.

     (c) STOCK INCENTIVES. The Executive shall be eligible to receive stock options, restricted stock and stock appreciation rights under any stock based plan from time to time adopted by the Company (the "Stock Plans"), including the Time Accelerated Restricted Stock Award Program ("TARSAP"), at least on the same basis as other executive officers of the Company as from time to time determined by the Board of Directors or Personnel Committee thereof of the Company.

     (d) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all business expenses properly documented, including without limitation, the Executive's legal fees incurred in the preparation of this Agreement.

     (e) AUTOMOBILE. The Company shall provide to Executive, in accordance with the Company's practice from time to time for senior executives, with the use of a full-size automobile and all related expenses associated therewith.

     (f) CLUB DUES AND FEES. The Company shall pay the initiation fees, annual dues and assessments for the Executive for business and country clubs as selected by the Executive. Upon termination of employment of Executive under any circumstances, Executive shall be entitled to purchase said memberships from Employer for an amount equal to the original initiation fee for the respective club.

     (g) INSURANCE. The Company shall, at its expense, provide the Executive with insurance coverage under an individual policy of life insurance in an amount equal to five (5) times Executive's Base Salary; provided, that, if the Executive is not insurable at standard rates, the Company shall purchase such coverage in an amount that can be purchased with the premiums that would have been paid had the Executive been insurable at standard rates; and provided further, that if the Executive is not insurable, the Company shall pay such premiums to Executive, as additional compensation. Such individual insurance policy shall be a term insurance policy. Upon termination of employment of Executive under any circumstances, at the Executive's option, the Company shall, at no cost to the Executive, transfer to Executive the life insurance policy maintained by the Company under this paragraph 3(g).

     (h) OTHER BENEFITS. The Executive shall be entitled to participate and shall be included in any employee benefit plan, pension plan, supplemental employee retirement plan, fringe benefit programs or similar plan of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof.

     4.   TERMINATION OF EMPLOYMENT.

     (a) DEATH OR DISABILITY. In the event of the Executive's death or disability as defined in the Company's long term disability plan then in effect, the employment of the Executive hereunder shall terminate and the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate as of the end of the month in which such death or disability occurs. The Executive's (and his beneficiaries') rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

     (b) TERMINATION FOR CAUSE BY THE COMPANY. By following the procedure set forth in paragraph 4(e), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event the Executive: (i) has engaged in willful and recurring misconduct in not following the legitimate directions of the Board of Directors of the Company; (ii) has been convicted of a felony and all appeals from such conviction have been exhausted; (iii) has engaged in habitual drunkenness; (iv) has been excessively absent from work which absence is not related to disability, illness, sick leave or vacations; or
(v) has engaged in continuous conflicts of interest between his personal interests and the interests of the Company. If the employment of the Executive is terminated by the Company for Cause, the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate, except the Executive shall receive the Base Salary through the end of the month during which such a termination occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to executives of the Company then in effect.

     (c) TERMINATION FOR GOOD REASON BY THE EXECUTIVE. By following the procedure set forth in paragraph 4(e), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times the duly elected Chairman of the Board and Chief Executive Officer of the Company; (ii) there is any material reduction in the scope of the Executive's authority and responsibility (provided, however, in the event of any illness or injury which disables the Executive from performing the Executive's duties, the Company may reassign the Executive's duties to one or more other employees until the Executive is able to perform such duties); (iii) there is a reduction in the Executive's Base Salary, an amendment to any stock incentive plan, pension plan or supplemental employee retirement plan applicable to the Executive which is materially adverse to the Executive, or a material reduction in the other benefits to which the Executive is entitled under paragraph 3(h) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of Minneapolis, Minnesota; or (v) the Company otherwise fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason before a Change in Control (as defined in the CIC Agreement), the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below.

     (d) TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without Cause prior to the expiration of the term of this Agreement. If the employment of the Executive is terminated by the Company without Cause before a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below.

     (e)  NOTICE AND RIGHT TO CURE.

          (i) TERMINATION BY COMPANY FOR CAUSE. If the Company proposes to terminate the employment of the Executive for Cause under paragraph 4(b), the Company shall give written notice to the Executive specifying the reasons for such proposed determination with particularity and, in the case of a termination for Cause under paragraphs 4(b)(i) (including any breach of the provisions of paragraph 5 below), (iii) or (iv), the Executive shall have a reasonable opportunity to correct any curable situation to the reasonable satisfaction of the Board of Directors of the Company, which period shall be no less than thirty (30) days from the Executive's receipt of the notice of proposed termination. Notwithstanding the foregoing, the Executive's employment shall not be terminated for Cause unless and until there shall be delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than the majority of the members of the Board of Directors of the Company at a meeting called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his legal counsel, to be heard before the Board of Directors) finding that, in the opinion of the Company's Board of Directors, the Executive has engaged in conduct justifying a termination for Cause.

          (ii) TERMINATION BY EXECUTIVE FOR GOOD REASON. If the Executive proposes to terminate his employment for Good Reason under paragraph 4(c) above, the Executive shall give written notice to the Company, specifying the reason therefor with particularity. In the event the Executive proposes to terminate his employment for Good Reason under paragraph 4(c)(i), (ii), (iii) or (iv) above, the termination shall be effective on the date of such notice. In the event the Executive proposed to terminate his employment for Good Reason under paragraph 4(c)(v) above, the Company will have an opportunity to correct any curable situation to the reasonable satisfaction of the Executive within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the Executive may, within thirty (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the Company that his employment is terminated for Good Reason effective forthwith.

     (f) SEVERANCE BENEFITS. If the Executive is entitled to severance benefits under this paragraph 4(f) pursuant to paragraph 4(c) or (d), the Executive shall be provided to the following benefits:

          (i) BASE SALARY. The Company shall continue to pay to the Executive his Base Salary when and as such Base Salary would have been paid from the date of termination (the "Termination Date") through the third anniversary of the Termination Date (the "Severance Period") as if the Executive continued to be employed by the Company during the Severance Period and regardless of the death or disability of the Executive subsequent to the date of termination.

          (ii) ANNUAL BONUS. If the effective date of such termination occurs before the Annual Bonus for any preceding calendar year has been paid, the Company shall pay to the Executive the amount of the Executive's Annual Bonus for such preceding calendar year when and as it would have been paid if the Executive remained employed by the Company. In addition, the Company shall pay the Executive an amount equal to the average of the Annual Bonus paid or payable to the Executive in respect of the three calendar years immediately preceding the year in which the termination occurs for each calendar year ending during the Severance Period, which amounts shall be paid no later than 30 days after the end of each such calendar year as if the Executive remained employed by the Company (and regardless of the death or disability of the Executive subsequent to the date of termination).

         (iii) DISABILITY, LIFE INSURANCE AND MEDICAL/DENTAL COVERAGES. The Executive shall be entitled to the disability coverage, life insurance and medical/dental coverage which he and/or his family received under paragraphs 3(g) and (h) as if he continued to be employed by the Company during the Severance Period, the Company shall pay the full cost of disability coverage and life insurance reasonably equivalent to the benefits provided to Executive when he was an employee, and shall pay an amount equal to the employer's portion of medical/dental coverage during said term (in each case whether such coverage or insurance was provided by the Company or any of the TCF Subsidiaries); provided that if Executive obtains new employment with comparable benefits during the Severance Period, all entitlements under this paragraph 4(f)(iii) shall cease. Nothing in this paragraph shall be construed as providing Executive with coverage under any plan of Employer to which Executive would not otherwise be entitled and in the event any coverage is unavailable, e.g., if Executive is uninsurable, Employer's obligations under this paragraph may be satisfied by paying to Executive the cost of such coverage if it were available, as determined in good faith by the Company.

          (iv) CONTINUED VESTING AND ACCRUAL. If the Executive participated in any retirement plans of the Company or TCF Subsidiaries which are based on the number of years of service with the Company, including pension or retirement plans, or the Executive is entitled to any other non-stock based compensatory arrangement or benefits, the Executive shall be treated as employed by the Company for the compensation payable under paragraph 4(f)(i) and (ii) during the Severance Period, including for the purposes of benefit accrual and vesting of benefits.

          (v) STOCK INCENTIVES. Not later than thirty (30) days after the date on which the Executive's employment terminates, the Company shall pay the Executive a lump sum cash payment equal to the sum of:

               (A) the amount by which the fair market value (determined as of the Termination Date) of the number of shares of stock subject to any stock option which is forfeited or which otherwise becomes nonexercisable by the Executive by reason of his termination of employment exceeds the option price for such shares;

               (B) such additional amounts (or the fair market value of such additional property) in excess of the amount determined pursuant to paragraph 4(f)(v) (A) that would have been paid or distributed to the Executive upon his exercise of any such forfeited stock options, had such options been exercisable, and exercised, by the Executive as of the Termination Date;

               (C) an amount equal to the fair market value (determined as of the Termination Date) of any shares of restricted stock forfeited by the Executive by reason of his termination of employment; and

               (D) an amount equal to the amount that the Executive would have received if any stock appreciation right which is forfeited or which otherwise becomes nonexercisable by the Executive by reason of his termination of employment had been exercisable, and exercised, by Executive as of the Termination Date.

     It is understood and agreed that the payments under this paragraph 4(f)(v) is to occur only to the extent Executive is not entitled to exercise his options or stock appreciation rights, or to retain or receive his restricted stock, after the termination of his employment under the provisions of Executive's stock option, restricted stock, or stock appreciation rights agreements.

     (g) BENEFITS IN LIEU OF SEVERANCE PAY POLICY. The severance benefits provided for in this paragraph 4 are in lieu of any benefits that would otherwise be provided to the Executive under the Company's severance pay policy and the Executive shall not be entitled to any benefits under the Company's severance pay policy.

     (h) NO FUNDING OF SEVERANCE. Nothing contained in this Agreement or otherwise shall require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments required to be made under this paragraph 4 and the rights of the Executive to the severance benefits hereunder shall be solely those of a general, unsecured creditor of the Company. However, the Company may, in its discretion, deposit cash or property, or a combination of both, equal in value to all or a portion of the amounts anticipated to be payable hereunder into a trust, the assets of which are to be distributed by such times as determined by the trustee of such trust; provided that such assets shall be subject at all times to the rights of the Company's general creditors.

     (i) TERMINATION AFTER CHANGE IN CONTROL. Upon or within twenty-four months after a Change in Control (as defined in the CIC Agreement) if the employment of the Executive is terminated for any reason by the Executive or by the Company other than a termination by the Company for Cause, the Executive shall be entitled to the severance benefits set forth in paragraph 2 of the CIC Agreement.

     5.   COVENANT NOT TO COMPETE; NON-SOLICITATION COVENANT.

     (a) COVENANT NOT TO COMPETE. While Executive is actively employed by the Company and, in the event of a termination of employment other than (i) a termination by the Company without Cause, (ii) a termination by the Executive for Good Reason or (iii) a termination for any reason after a Change in Control, for a period of one year after such termination of the Executive's employment, the Executive agrees that he will not directly or indirectly substantially compete with the Company or the TCF Subsidiaries. The Executive shall be deemed to be substantially competing with the Company and the TCF Subsidiaries if, without the prior written approval of the Board of Directors of the Company, he becomes an officer, employee, agent, partner or director of any financial business enterprise in Iowa, Michigan, Minnesota, North Dakota, Ohio, South Dakota, Wisconsin, or the Chicago metropolitan area.

     (b) NON-SOLICITATION COVENANT. While the Executive is actively employed with the Company and, in the event of a termination of employment by the Company or the Executive for any reason prior to a Change in Control, for a period of one year after the Executive's termination of employment, the Executive agrees that, except with the prior written permission


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

of the Board of Directors of the Company, he will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of the Company or any of the TCF Subsidiaries to discontinue his or her relationship with the Company or any of the TCF subsidiaries nor will he directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or any of its subsidiaries as to which Executive has acquired any knowledge during the term of his employment with the Company.

     (c) REMEDIES. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 5, the Company shall have the following rights and remedies, in addition to any rights and remedies otherwise available at law or equity:

          (i) The right and remedy to have the provisions of this paragraph 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that any such breach or threatened breach will cause irreparable injury to the Company and the TCF Subsidiaries and that money damages will not provide an adequate remedy to the Company and the TCF Subsidiaries; and

          (ii) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits, other than those payable under this Agreement, derived or received by the Executive or the enterprise in competition with the Company or any of the TCF Subsidiaries as the result of any transactions constituting a breach of any part of this paragraph 5, and Executive agrees to account for and pay over to the Company such amounts promptly upon demand therefor.

     6. BENEFICIARIES. In the event of the Executive's death after his termination of employment, any amount or benefit payable or distributable to him pursuant to this Agreement shall be paid to the beneficiary designated by the Executive for such purpose in the last written instrument received by the Company prior to the Executive's death, if any, or, if no beneficiary has been designated, to the Executive's estate, but such designation shall not be deemed to supersede any beneficiary designation under any benefit plan of the Company. Whenever this Agreement provides for the written designation of a beneficiary of beneficiaries of the Executive, the Executive shall have the right to revoke such designation and to redesignate a beneficiary or beneficiaries by written notice to either the Company to such effect, except to the extent, if any, restricted by law.

     7. RIGHTS IN THE EVENT OF DISPUTE. In the event of a dispute between the Company and the Executive regarding his employment or this Agreement, it is the intention of this Agreement that the dispute shall be resolved as expeditiously as possible, consistent with fairness to both sides, and that during pendency of the dispute the Executive and the Company shall be on equal footing, as follows:

     (a) ARBITRATION. Any claim or dispute relating to the Executive's employment or the terms and performance of this Agreement, shall be resolved by binding private arbitration before


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three arbitrators and any award rendered by any arbitration panel, or a majority thereof, may be filed and a judgment obtained in any court having jurisdiction over the parties unless the relief granted in the award is delivered within ten (10) days of the award. Either party may request arbitration by written notice to the other party. Within thirty (30) days of receipt of such notice by the opposing party, each party shall appoint a disinterested arbitrator and the two arbitrators selected thereby shall appoint a third neutral arbitrator; in the event the two arbitrators cannot agree upon the third arbitrator within then (10) days after their appointment, then the neutral arbitrator shall be appointed by the Chief Judge of Hennepin County (Minnesota) District Court. Any arbitration proceeding conducted hereunder shall be in the City of Minneapolis and shall follow the procedures set forth in the Rules of Commercial Arbitration of the American Arbitration Association, and both sides shall cooperate in as expeditious a resolution of the proceeding as is reasonable under the circumstances. The arbitration panel shall have the power to enter any relief it deems fair and just on any claim, including interim and final equitable relief, along with any procedural order that is reasonable under the circumstances.

     (b) EXPENSES OF PROSECUTION/DEFENSE OF CLAIM. During the pendency of a dispute between the Company and the Executive relating to the Executive's employment or the terms or performance of this Agreement, the Company shall promptly pay the Executive's reasonable expenses of representation upon delivery of periodic billings for same, provided that (i) Executive (or a person claiming on his behalf) shall promptly repay all amounts paid hereunder at the conclusion of the dispute if the resolution thereof includes a finding that the Executive did not act in good faith in the matter in dispute or in the dispute proceeding itself, and (ii) no claim for expenses of representation shall be submitted by the Executive or any person acting on his behalf unless made in writing to the Board of Directors within one year of the performance of the services for which such claim is made.

     8. NO OBLIGATION TO MITIGATE DAMAGES. In the event the Executive becomes eligible to receive compensation or benefits subsequent to the termination of his employment under this Agreement, the Executive shall have no obligation to seek other employment in an effort to mitigate damages. To the extent the Executive shall accept other employment after his termination of employment, the compensation and benefits received from such employment shall not reduce the compensation and benefits otherwise due under this Agreement, except as provided in paragraph 4(f)(iii) above.

     9. OTHER BENEFITS. The benefits provided under this Agreement shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that Executive or his beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company, or its subsidiaries. The parties expressly agree that the Executive shall be entitled to the compensation and benefits as set forth in the CIC Agreement and nothing contained in this Agreement shall reduce or limit the compensation and benefits to which the Executive is entitled under the CIC Agreement.


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

     10. SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Executive, such obligations have been assumed by the successor as a matter of law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall entitle the Executive to terminate his employment and to receive the payments provided for in paragraph 4(f) above as if the Executive terminated this Agreement for Good Reason. The Executive's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Executive's legal representative or other successors in interest, but shall not otherwise be assignable or transferable.

     11. SEVERABILITY. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

     12. SURVIVAL. The rights and obligations of the parties pursuant to this Agreement shall survive the term of the employment to the extent that any performance is required hereunder after the expiration or termination of such term.

     13. NOTICES. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to his last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarter,s, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

     14. PRIOR AGREEMENTS. This Agreement supersedes and replaces all prior agreements or understandings of terms of the Executive's employment with the Company, including the Prior Agreement. This Agreement does not supersede or replace the CIC Agreement or any agreements between the Company and Executive pursuant to any plans or programs of the Company, including any stock option agreement, restricted stock agreement or supplemental retirement agreement.

     15. AMENDMENTS AND CONSTRUCTION. This Agreement may only be amended in a writing signed by the parties hereto. This Agreement shall be construed under the laws of the State of Minnesota. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.


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

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                   TCF FINANCIAL CORPORATION
ATTEST:


                                   By /s/ Thomas A. Cusick
                                      ----------------------------
/s/ Gregory J. Pulles                 Its Vice Chairman
- -------------------------------       ----------------------------
Vice Chairman, General Counsel
  and Secretary



WITNESS:


/s/ Miriam A. Enge                 /s/ William A. Cooper
- -------------------------------    -------------------------------
                                   William A. Cooper




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